UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 19, 2014

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 19, 2014, PacWest Bancorp (the “Company”) held its annual meeting of stockholders (the “Meeting”). There were 44,711,389 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Meeting and 41,768,694 shares were represented in person or by proxy at the Meeting, which constituted a quorum to conduct business at the Meeting. The Company’s stockholders approved proposals 1 and 3 and did not approve proposal 2 as detailed in the Company’s 2014 Proxy Statement.

Proposal 1

The election of the Company’s directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, was as follows:

			Broker
	For	Withhold	Non-Vote
Craig A. Carlson	37,832,769	667,643	3,268,282
John M. Eggemeyer	32,601,528	5,898,884	3,268,282
Barry C. Fitzpatrick	31,027,632	7,472,780	3,268,282
Andrew B. Fremder	38,437,085	63,327	3,268,282
C. William Hosler	36,126,517	2,373,895	3,268,282
Susan E. Lester	37,666,686	833,726	3,268,282
Douglas H. (Tad) Lowrey	37,351,887	1,148,525	3,268,282
Timothy B. Matz	31,065,216	7,435,196	3,268,282
Roger H. Molvar	36,223,884	2,276,528	3,268,282
James J. Pieczynski	37,342,412	1,158,000	3,268,282
Daniel B. Platt	37,352,957	1,147,455	3,268,282
Robert A. Stine	31,026,381	7,474,031	3,268,282
Matthew P. Wagner	37,398,956	1,101,456	3,268,282

Proposal 2

Advisory (non-binding) vote on executive compensation:

			Broker
For	Against	Abstain	Non-Vote

16,424,725	22,034,968	40,719	3,268,282

Proposal 3

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014:

For	Against	Abstain

40,452,543	1,310,722	5,429

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 20, 2014	By:		/s/ Lynn M. Hopkins
		Name:	Lynn M. Hopkins
		Title:	Executive Vice President